Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION  906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Delta Mutual, Inc. (the "Company") on  Form 10-Q/A for the quarter ended June 30, 2008 as filed with the Securities and  Exchange Commission on the date hereof (the "Report"), I, Malcolm W. Sherman,  Executive Vice President of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley  Act of 2002, that to the best of my knowledge: (1) The Report fully complies  with the requirements of section 13(a) or 15(d) of the Securities Exchange Act  of 1934; and (2) The information contained in the Report fairly presents, in all  material respects, the financial condition and result of operations of the  Company.

/s/ Malcolm W. Sherman
Malcolm W. Sherman
Executive Vice President
December 16, 2008	and Principal Executive Officer